Exhibit 4.2

EXECUTION COPY

SEALED AIR CORPORATION

As Issuer

to

SUNTRUST BANK

As Trustee

Indenture

Dated as of July 1, 2003

3% CONVERTIBLE SENIOR NOTES DUE 2033

TABLE OF CONTENTS

Parties
Recitals

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101. Definitions

Accounts Receivable
Act
Additional Securities
Adjustment Event
Affiliate
Agent Member
Applicable Procedures
Authenticating Agent
Board of Directors
Board Resolution
Business Day
Capital Lease
Commission
Company
Company Order
Company Request
Consolidated Assets
Consolidated Net Tangible Assets
Conversion Agent
Corporate Trust Office
corporation
Credit Agreements
Defaulted Interest
Depositary
Domestic Subsidiary
DTC
Event of Default
Exchange Act
Expiration Date
Foreign Subsidiary
Funded Debt

NOTE:  This table of contents shall not, for any reason, be deemed to be a part of this Indenture.

i

GAAP
Global Security
Holder
Indebtedness
Indenture
Initial Purchasers
Interest Payment Date
Issue Date
Lien
Material Subsidiary
Maturity
Notice of Default
Officers’ Certificate
Opinion of Counsel
Original Securities
Outstanding
Paying Agent
Permitted Encumbrances
Permitted Receivables Financing
Person
Predecessor Security
Principal Property
Purchased Shares
Record Date
Redemption Date
Redemption Price
Restricted Securities
Restricted Subsidiary
Rule 144A
Sale and Leaseback Transaction
Securities
Securities Act
Security Register
Security Registrar
Special Record Date
Stated Maturity
Subsidiary
Subsidiary Guarantee
Subsidiary Guarantor
Trigger Event
Trust Indenture Act
Trustee
Vice President
SECTION 102. Compliance Certificates and Opinions
SECTION 103. Form of Documents Delivered to Trustee
SECTION 104. Acts of Holders; Record Dates

ARTICLE EIGHT

Merger, Consolidation, Etc.

SECTION 801.	Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets
SECTION 802.	Successor Substituted

ARTICLE NINE

Supplemental Indentures

SECTION 901.	Supplemental Indentures Without Consent of Holders
SECTION 902.	Supplemental Indentures with Consent of Holders
SECTION 903.	Execution of Supplemental Indentures
SECTION 904.	Effect of Supplemental Indentures
SECTION 905.	Reference in Securities to Supplemental Indentures

ARTICLE TEN

Covenants

SECTION 1001.	Payment of Principal, Premium and Interest
SECTION 1002.	Maintenance of Office or Agency
SECTION 1003.	Money for Security Payments to Be Held in Trust
SECTION 1004.	Statement by Officers as to Default
SECTION 1005.	Existence
SECTION 1006.	Maintenance of Properties
SECTION 1007.	Payment of Taxes and Other Claims
SECTION 1008.	Maintenance of Insurance
SECTION 1009.	Limitation on Liens
SECTION 1010.	Limitations on Sale and Leaseback Transactions
SECTION 1011.	Waiver of Certain Covenants
SECTION 1012.	Liquidated Damages Notice

ARTICLE ELEVEN

Redemption and Repurchase of Securities

SECTION 1101.	Redemption of Securities at the Option of the Company
SECTION 1102.	Applicability of Article
SECTION 1103.	Election to Redeem; Notice to Trustee
SECTION 1104.	Selection by Trustee of Securities to Be Redeemed
SECTION 1105.	Notice of Redemption
SECTION 1106.	Deposit of Redemption Price
SECTION 1107.	Securities Payable on Redemption Date
SECTION 1108.	Securities Redeemed in Part

v

SECTION 1109.	Conversion Arrangement on Call for Redemption
SECTION 1110.	Redemption at Option of Holders Upon a Designated Event
SECTION 1111.	Repurchase of Securities by the Company at Option of Holder
SECTION 1112.	Procedures for the Repurchase of Securities
SECTION 1113.	Effect of Repurchase Notice
SECTION 1114.	Deposit of Purchase Price
SECTION 1115.	Securities Repurchased in Part
SECTION 1116.	Repayment to the Company

ARTICLE TWELVE

Conversion of Securities

SECTION 1201.	Right to Convert
SECTION 1202.	Conversion Procedures
SECTION 1203.	Cash Payment in lieu of Fractional Shares
SECTION 1204.	Conversion Rate
SECTION 1205.	Adjustment of Conversion Rate
SECTION 1206.	Effect of Reclassification, Consolidation, Merger or Sale
SECTION 1207.	Taxes on Shares Issued
SECTION 1208.	Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock
SECTION 1209.	Responsibility of Trustee
SECTION 1210.	Notice to Holders Prior to Certain Actions
SECTION 1211.	Rights Issued in Respect of Common Stock Issued Upon Conversion

ARTICLE THIRTEEN

Subsidiary Guarantee

SECTION 1301.	[Reserved]
SECTION 1302.	Subsidiary Guarantors
SECTION 1303.	Subsidiary Guarantors May Consolidate, Etc., on Certain Terms
SECTION 1304.	Release of Subsidiary Guarantors

TESTIMONIUM

SIGNATURES AND SEALS

ANNEX A Form of Subsidiary Guarantee

INDENTURE, dated as of July 1, 2003, between SEALED AIR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at Park 80 East, Saddle Brook, New Jersey 07663, and SunTrust Bank, a state banking corporation organized and existing under the laws of the State of Georgia, as Trustee (herein called the “Trustee”).

RECITALS

The Company has duly authorized the creation of an issue of its 3% Convertible Senior Notes due 2033 (herein called the “Securities”) of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary (i) to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company, all in accordance with their respective terms, have been done.  In addition, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions
of General Application

SECTION 101.       Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean GAAP as are generally accepted at the date of such computation;

(4)           all references in this Indenture, the Securities and any Subsidiary Guarantee to principal in respect of any Security shall be deemed to mean and include any Redemption Price or repurchase price payable in respect of such Security pursuant to any redemption or repurchase hereunder, as the case may be (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date or Repurchase Date with respect to any such Redemption Price or repurchase price, as the case may be, and express mention of the payment of any Redemption Price or repurchase price in any provision hereof or thereof shall not be construed as excluding reference to any Redemption Price or repurchase price, as the case may be, in those provisions hereof or thereof where such express reference is not made);

(5)           unless the context otherwise requires, any reference to “Article”, “Section” or “Annex” refers to an Article or Section of or Annex to this Indenture; and

(6)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accounts Receivable” means, with respect to any Person, all rights of such Person to the payment of money arising out of any sale, lease or other disposition of goods or provision of services by such Person.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Securities” has the meaning specified in Section 301.

“Adjustment Event” has the meaning specified in Section 1205(j).

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Average Market Price” has the meaning specified in Section 1205(f).

“Board of Directors” means, with respect to the Company, the board of directors of the Company, or any duly authorized committee of that board.

“Board Resolution” of the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Lease” means at any date any lease of property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

“Closing Sale Price” of the shares of Common Stock or capital stock of, or similar equity interests in, a corporation on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated.  In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate.  Closing Sale Price shall be determined without reference to extended or after hours trading.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  Subject to the provisions of Section 1206, however, shares issuable on conversion of Securities shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.10) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Company Repurchase Notice” has the meaning specified in Section 1112(c).

“Company Repurchase Notice Date” has the meaning specified in Section 1112(b).

“Consolidated Assets” means, at any date, the total consolidated assets of the Company and its Subsidiaries, all as set forth on the most recent publicly issued balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date, Consolidated Assets after deducting therefrom, without duplication, (i) applicable reserves and other properly deductible items, (ii) all current liabilities and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent publicly issued balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Conversion Agent” means the Trustee or any other Person appointed by the Company to accept Securities presented for conversion.

“Conversion Date” has the meaning specified in Section 1202.

“Conversion Notice” has the meaning specified in Section 1202.

“Conversion Price” as of any day will equal $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 1204.

“Corporate Trust Office” means the principal office of the Trustee in Atlanta, Georgia, at which its corporate trust business shall be administered at all times, which at the date hereof is 25 Park Place, 24th floor, Atlanta, Georgia 30303.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Credit Agreements” means the Global Revolving Credit Agreement (5-Year) among the Company, the subsidiary borrowers parties thereto, the subsidiary guarantors parties thereto, the banks parties thereto, and ABN AMRO Bank N.V., as administrative agent, dated

March 30, 1998, as amended, and the Global Revolving Credit Agreement (364-Day) among the Company, the subsidiary borrowers parties thereto, the subsidiary guarantors parties thereto, the banks parties thereto, and Bank of America, N.A., as administrative agent, dated as of March 23, 2001, as such Credit Agreements may, pursuant to any future global revolving credit agreement entered into by the Company, be amended, supplemented, extended, renewed, consolidated into a single agreement, restated, replaced, refinanced or modified from time to time (whether or not there is ever a period when there is no Credit Agreement then in effect), including, without limitation, by adding additional parties to or increasing the commitments under such Credit Agreements.

“Defaulted Interest” has the meaning specified in Section 308.

“Depositary” means, with respect to any Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

A “Designated Event” will be deemed to have occurred upon a Fundamental Change or a Termination of Trading.

“Designated Event Expiration Time” has the meaning specified in Section 1110(b).

“Designated Event Notice” has the meaning specified in Section 1110(b).

“Designated Event Redemption Date” has the meaning specified in Section 1110(a).

“Determination Date” has the meaning specified in Section 1205(j).

“Distribution” has the meaning specified in Section 1205(d).

“Domestic Subsidiary” means each Subsidiary of the Company that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 (or any successor statute), as it may be amended from time to time.

“Ex-Dividend Time” has the meaning specified in Section 1201(b).

“Expiration Date” has the meaning specified in Section 104.

“Expiration Time” has the meaning specified in Section 1205(e).

“Fair Market Value” has the meaning specified in Section 1205(f).

“Foreign Subsidiary” means (i) each Subsidiary of the Company not incorporated under the laws of the United States or of any State thereof and (ii) any other Subsidiary of the Company substantially all of the operations of which remain outside the United States.

“Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive consideration which is not all or substantially all common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Funded Debt” means all Indebtedness having a maturity of more than 12 months from the date as of which the computation of Funded Debt is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“GAAP” means United States generally accepted accounting principles.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” or “holder” as applied to any Security, or other similar terms (but excluding the term “beneficial holder”), means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) to the extent such amounts would be, in accordance with GAAP, recorded as debt on a balance sheet of such Person, (iv) all obligations of such Person under Capital Leases, (v) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than letters of credit which secure obligations in respect of trade payables or other letters of credit not securing Indebtedness, unless such reimbursement obligation remains unsatisfied for more than three Business Days) and (vii) all guarantees or endorsements (other than endorsements for collection or deposit in the ordinary course of business) of such Person of Indebtedness of others.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc.

“interest” means, when used with reference to any Security, any interest payable under the terms of such Security and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means the date on which the Securities are first authenticated and delivered under this Indenture.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease).

“Liquidated Damages” has the meaning specified for “Liquidated Damages Amount” in Section 2(e) of the Registration Rights Agreement.

“Liquidated Damages Notice” has the meaning specified in Section 1012.

“Material Subsidiary” means any Subsidiary that, directly or indirectly through a Subsidiary, either (A) owns assets with a book value in excess of 5% of the book value of the Consolidated Assets of the Company and its Subsidiaries, taken as a whole, measured as of the last day of the most recently completed fiscal quarter for which the Company has publicly issued financial statements or (B) generated annual revenues in excess of 5% of the revenues of the Company and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which the Company has publicly issued financial statements.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, on redemption or repurchase or otherwise.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“nonelecting share” has the meaning specified in 1206.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officers’ Certificate” of the Company or any Subsidiary Guarantor means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President or the Chief Financial

Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or such Subsidiary Guarantor, as the case may be, and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company or the chief operating officer of the Company.  Unless the context otherwise requires, each reference herein to an “Officers’ Certificate” means an Officers’ Certificate of the Company.  References herein, or in any Security or Subsidiary Guarantee, to any officer of a Subsidiary Guarantor or other Person that is a partnership means such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Original Securities” has the meaning specified in Section 301.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment or redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company or any Subsidiary Guarantor (if the Company or any Subsidiary Guarantor, as the case may be, shall act as a Paying Agent) for the Holders of such Securities which have otherwise been discharged pursuant to Article Four hereof; provided that, if such Securities are to be redeemed or repurchased, notice of such redemption or repurchase, as the case may be, has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; and

(iv)          Securities converted into Common Stock pursuant to Article Twelve and Securities deemed not outstanding pursuant to Article Eleven;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Permitted Encumbrances” means, as of any particular time and with respect to any real property of the Company or any of its Subsidiaries, (i) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such real property and which do not secure Indebtedness and do not materially impair such real property for the purpose for which it is held or materially interfere with the conduct of the business of the Company or any of its Subsidiaries and (ii) municipal and zoning ordinances which are not violated by the existing improvements and the present use made by the Company or any of its Subsidiaries of such real property.

“Permitted Receivables Financing” means a sale, pledge or any other transfer of Accounts Receivable as a method of financing.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Predecessor Security” of any particular Security means every Security issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any manufacturing plant located in the United States currently owned or subsequently acquired by the Company or any Subsidiary which has a gross book value which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 1% of Consolidated Assets, other than properties or any portion of a particular property which the Company’s Board of Directors determines, in good faith, not to be of material importance to the business of the Company and its Subsidiaries, taken as a whole, or, in the case of a portion of a particular property, to the use or operation of such property.

“Purchased Shares” has the meaning specified in Section 1205(e).

“Record Date” has the meaning specified in Section 1205(f).

“Redemption Date” means, with respect to any Securities to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed by or pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 1, 2003, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 15 or the December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Repurchase Date” has the meaning specified in Section 1111.

“Repurchase Notice” has the meaning specified in Section 1111.

“Restricted Securities“ means all Securities required pursuant to Section 306(b) to bear a Restricted Securities Legend.

“Restricted Subsidiary“ means any Subsidiary of the Company that is a Material Subsidiary and a Domestic Subsidiary.

“Rights” has the meaning specified in Section 1211.

“Rights Agreement” has the meaning specified in Section 1211.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sale and Leaseback Transaction” means an arrangement with any lender or investor, or to which any lender or investor is a party, providing for the leasing by a Person of any Principal Property of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property, other than such arrangements involving any Principal Property within 180 days after the purchase or completion of construction of such Principal Property.  The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Securities” has the meaning specified in the first paragraph of the recitals to this instrument, and includes both Original Securities and Additional Securities.

“Securities Act” means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Spinoff Valuation Period” has the meaning specified in Section 1205(d).

“Standard & Poor’s” means Standard & Poor’s Credit Market Services, a division of the McGraw-Hill Companies, and its successors.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantee” means the unconditional guarantee by the Subsidiary Guarantor of the due and punctual payment of principal, premium, if any, and interest on the Securities, executed in the form established pursuant to Annex A hereof.

“Subsidiary Guarantor” means at any time each Subsidiary that has become a Subsidiary Guarantor pursuant to Section 1302 of this Indenture, in each case so long as it remains a Subsidiary Guarantor.

A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

“Trading Day” means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or such other national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Trustee for $10,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of (a) the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of Securities and (b) the Closing Sale Price of shares of Common Stock on such date.

“Trigger Event” has the meaning specified in Section 1205(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee”  means such successor Trustee.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102.       Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act (as if such Act applied) or this Indenture.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with any requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.       Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.       Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent of such Holders duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.       Notices, Etc., to Trustee, Company and Subsidiary Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Department, or at any other address previously furnished in writing to the Holders or the Company by the Trustee, or, with respect to notices by the Company or any Subsidiary Guarantor, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers: (404) 588-7335 or to any other facsimile number previously furnished in writing to the Company by the Trustee, or

(2)           the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to it addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, Attention:  General Counsel and Secretary, or at any other address previously furnished in writing to the Trustee by the Company or, with respect to notices by the Trustee, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile number: (201) 703-4113 or to any other facsimile number previously furnished in writing to the Trustee by the Company.

SECTION 106.       Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.       Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.       Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.       Separability Clause.

In case any provision in this Indenture or in the Securities or any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.       Benefits of Indenture.

Nothing in this Indenture or in the Securities or any Subsidiary Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.       Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 112.       Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities or any Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

SECTION 113.       Confidentiality.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement among the parties, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions (and any related transactions or arrangement) contemplated hereby, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated hereby (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities law.

ARTICLE TWO

Security Forms

SECTION 201.       Forms Generally; Initial Forms.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

Any Subsidiary Guarantees shall be in substantially the form set forth in Annex A hereto.

The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed and (with respect to Global Securities) the rules of the Depositary, all as determined by the officers of the Company executing such Securities as evidenced by their execution thereof.

Upon their original issuance, the Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).

So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 305, all of the Securities will be represented by one or more Global Securities.  The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures.  Except as provided in Section 305, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Security.

Payment of principal of and interest and premium, if any, on any Global Security shall be made to the Holder of such Global Security.

SECTION 202.       Form of Face of Security.

[If the Security is a Restricted Security, then insert — THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT (A) TO SEALED AIR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) ABOVE), IT WILL FURNISH TO SUNTRUST BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE AND UPON THE COMPANY’S REQUEST, TO THE COMPANY), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE AND THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (2)(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.]

[If the Security is a Global Security, then insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SEALED AIR CORPORATION
3% CONVERTIBLE SENIOR NOTES DUE 2033

[If Restricted Global Security - CUSIP Number: 81211KAG5]

No.	$

SEALED AIR CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                    , or registered assigns, the principal sum of                             Dollars [if the Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $431,250,000) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on June 30, 2033 and to pay interest thereon from July 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 30 and December 30, in each year, commencing December 30, 2003, at the rate of 3.00% per annum, until the principal hereof is paid or made available for payment, provided that any amount of principal, premium, if any, and interest on this Security which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Security, plus 1.00%, from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

Except as otherwise provided in such Indenture, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest on this Security shall be computed on the basis set forth in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made either (i) by check mailed to the registered address of such Person (provided that the holder of Securities with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Security the right to convert this Security into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[SEAL]	SEALED AIR CORPORATION

By

Attest:

SECTION 203.       Form of Reverse of Security.

This Security is one of a duly authorized issue of Securities of the Company designated as its 3% Convertible Senior Notes due 2033 (herein called the “Securities”) issued under an Indenture, dated as of July 1, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and the Trustee, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture).  The aggregate principal amount of the Securities shall not exceed $431,250,000.  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Original Securities (as defined in the Indenture) and the Additional Securities (as defined in the Indenture), if any, shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions, repurchases and conversions.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are, under certain circumstances provided in the Indenture, required to be guaranteed pursuant to Subsidiary Guarantees with respect to the payment of the principal, premium, if any, and interest on the Securities.  Each Holder, by holding this Security, agrees to all of the terms and provisions of any such Subsidiary Guarantees.  Each Subsidiary Guarantee issued pursuant to the terms of the Indenture shall provide that the Subsidiary Guarantor party thereto shall be released from its obligations under such Subsidiary Guarantee if it is no longer a subsidiary guarantor under, and as such term is defined in, the Credit Agreements and upon delivery to the Trustee of an Officers’ Certificate certifying to that effect.  On the Issue Date, no Subsidiaries of the Company shall be required to provide Subsidiary Guarantees.

At any time on or after July 2, 2007 and prior to maturity, the Securities may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the Holders of Securities at their last registered addresses, all as provided in the Indenture, at the Redemption Prices (expressed as percentages of the principal amount of the Securities) set forth below, together with accrued and unpaid interest to, but excluding, the Redemption Date;

provided that if the Redemption Date is on an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the preceding Regular Record Date:

Year	Percentages
On July 2, 2007 through June 29, 2008	101.286%

On June 30, 2008 through June 29, 2009	100.857%

On June 30, 2009 through June 29, 2010	100.429%

On June 30, 2010 and thereafter	100.000%

The Company may not give notice of any redemption of the Securities if a default in the payment of interest, or premium, if any, on the Securities has occurred and is continuing.

The Securities are not subject to redemption through the operation of any sinking fund.

If a Designated Event occurs at any time prior to maturity of the Securities, this Security will be redeemable on a Designated Event Redemption Date, 30 days after notice thereof, at the option of the Holder of this Security at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to (but excluding) the Redemption Date; provided that if such Designated Event Redemption Date is an Interest Payment Date, the interest payable on such date shall be paid to the holder of record of this Security on the preceding Regular Record Date, respectively.  The Securities will be redeemable in multiples of $1,000 principal amount.  The Company shall mail to all Holders of the Securities a notice of the occurrence of a Designated Event and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Designated Event.  For a Security to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Security with the form entitled “Option to Elect Redemption Upon a Designated Event” on the reverse thereof duly completed, together with such Security, duly endorsed for transfer, on or before the 30th day after the date of such notice of a Designated Event (or if such 30th day is not a Business Day, the immediately succeeding Business Day).  Holders have the right to withdraw any surrendered Securities prior to such 30th day.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 30, 2010, June 30, 2013, June 30, 2018, June 30, 2023 and June 30, 2028, in whole multiples of $1,000 at a purchase price of 100% of the principal amount, plus any accrued and unpaid interest, on such Security to (but excluding) the Repurchase Date.  To exercise such right, a Holder shall deliver to the Company such Security with the form entitled “Repurchase Notice” on the reverse thereof duly completed, together with the Security, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date, and shall deliver the Securities to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Repurchase Notice by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Repurchase Date, all as provided in the Indenture.

If cash sufficient to pay the purchase price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), on the Business Day following the Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the purchase price upon surrender of such Security.

In the event of redemption or repurchase of this Security in part only, a new Security or Securities for the unredeemed or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Securities into 14.2857 shares of the Company’s Common Stock. A Security in respect of which a Holder is exercising its right to require redemption upon a Designated Event or repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture. The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Indenture.  The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

The Company shall deliver to the Holder through the Conversion Agent, no later than the third Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of any fractional shares.

A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.  On conversion of a Security, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing

House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Designated Event Redemption Date during such period or (3) only to the extent of overdue interest, any overdue interest exists on the Conversion Date with respect to the Securities converted.

No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price of the Common Stock as provided in Section 1203 of the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below or a facsimile thereof and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date.

The Conversion Rate will be adjusted as set forth in Article Twelve of the Indenture.

Any Securities called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the Holders of such Securities for an amount equal to the applicable Redemption Price, together with accrued but unpaid interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Securities from the Holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Securities as aforesaid to the Trustee in trust for the Holders.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or any right to convert this Security in accordance with the terms hereof and of the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, and to convert this security as herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the office of the Trustee located at SunTrust Bank c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee, may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

CONVERSION NOTICE

TO:	SEALED AIR CORPORATION
SUNTRUST BANK

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Sealed Air Corporation in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Name of Holder or underlying participant of Depository

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REDEMPTION
UPON A DESIGNATED EVENT

TO:                                                                            SEALED AIR CORPORATION
SUNTRUST BANK

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Sealed Air Corporation (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

Social Security or Other Taxpayer Identification Number

REPURCHASE NOTICE

TO:                                                                            SEALED AIR CORPORATION
SUNTRUST BANK

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Sealed Air Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Securities shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Security Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                                                              hereby sell(s) assign(s) and transfer(s) unto                                                                              (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                                                              attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Security prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended), the undersigned confirms that such Security is being transferred:

•              To Sealed Air Corporation or a subsidiary thereof; or

•                                          To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

•                                          Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

•                                          Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Security has been transferred to Sealed Air Corporation or a subsidiary thereof, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

SECTION 204.       Form of Trustee’s Certificate of Authentication.

Dated:

This is one of the Securities described in the within-mentioned Indenture.

SunTrust Bank,
as Trustee

By:
Authorized Officer

ARTICLE THREE

The Securities

SECTION 301.       Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall not exceed $431,250,000 (except pursuant to Sections 305, 307, 1108, 1110 and 1202 hereof).  The Trustee shall authenticate Securities on the Issue Date in an aggregate principal amount not to exceed $375,000,000 (“Original Securities”).  In addition, subject to the provisions of Section 102, the Trustee shall authenticate additional Securities (“Additional Securities”) upon receipt of an Officers’ Certificate specifying the amount of Securities to be authenticated and the date on which such Securities are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Securities contained herein have been complied with and that no Default or Event of Default would occur as a result of the issuance of such Additional Securities.  The aggregate principal amount of the Additional Securities, if any, shall not exceed $56,250,000.

The Securities shall be known and designated as the “3% Convertible Senior Notes due 2033” of the Company.  Their Stated Maturity shall be June 30, 2033 and they shall bear interest at the rate of 3.00% per annum, from July 1, 2003 or from the most recent Interest

Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on June 30 and December 30, commencing December 30, 2003, until the principal thereof is paid or made available for payment.

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York (which initially shall be the office of the Trustee located at SunTrust Bank c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may, as the Company shall specify to the Paying Agent in writing by each Regular Record Date, be made either (i) by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that any Holder of Securities with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such Holder (such election to be made prior to the relevant Regular Record Date and to contain appropriate wire transfer information), be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Securities shall not have the benefit of any sinking fund obligations.

The Original Securities and the Additional Securities, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions.

The Securities shall be guaranteed by any Subsidiary Guarantors as provided in Article Thirteen and any Subsidiary Guarantees, the form of which is set forth in Annex A hereto.

SECTION 302.       Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.       Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers or the Company’s seal on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.       Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities, which Securities are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution thereof.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities, upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.       Global Securities.

(a)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)           Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security, or (iii) the Company executes and delivers to the Trustee an Officer’s Certificate stating that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee).

(c)           If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three.  If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 305(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d)           Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 905, or Section 1108 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e)           The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture, the Securities and any Subsidiary Guarantees, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

SECTION 306.       Registration, Registration of Transfer and Exchange Generally; Securities Act Legends.

(a)           Registration, Registration of Transfer and Exchange Generally.   The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and any Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 905, 1108 or 1115 not involving any transfer.

The Company shall not be required to issue, register the transfer of or exchange (a) any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, (b) any Securities or portions thereof called for redemption pursuant to Section 1105, except the unredeemed portion of any Securities being redeemed in part, (c) any Securities or portions thereof surrendered for conversion pursuant to Article Twelve, except the unconverted portion of any Securities surrendered for conversion in part, (d) any Securities or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 1110 or (e) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 1111, except the unrepurchased portion of any Securities being repurchased in part.

(b)           Securities Act Legend:  Security.  Every Security that bears or is required under this Section 306(b) to bear the legend set forth in this Section 306(b) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 306(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 306(b) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Sections 306(b) and 306(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 306(c), if applicable) shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT (A) TO SEALED AIR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) ABOVE), IT WILL FURNISH TO SUNTRUST BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE AND UPON THE COMPANY’S REQUEST, TO THE COMPANY), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE AND THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT

SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (2)(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 306, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 306(b).  If the Restricted Security surrendered for exchange is represented by a Global Security bearing the legend set forth in this Section 306(b), the principal amount of the legended Global Security shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the legend set forth in this Section 306(b) shall be increased by an equal principal amount.  If a Global Security without the legend set forth in this Section 306(b) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Security to the Depositary.

(c)           Securities Act Legend:  Common Stock.  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY, UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO SEALED

AIR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(D) ABOVE), IT WILL FURNISH TO MELLON INVESTOR SERVICES LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE AND UPON THE COMPANY’S REQUEST, TO THE COMPANY), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (1)(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 306(c).

(d)           Restricted Securities.  Any Security or Common Stock issued upon the conversion of a Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

Notwithstanding the foregoing provisions of Section 306(b), (c) and (d), a successor security of any Security or Common Stock that does not bear a particular form of Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such successor security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company, shall authenticate and deliver a new Security or a new stock certificate representing Common Stock, as the case may be, bearing a Restricted Securities Legend in exchange for such successor security as provided in this Article Three.

SECTION 307.       Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, any Subsidiary Guarantor and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption or has been tendered for redemption upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock, the Company in its discretion may, instead of issuing a new Security, pay such Security or authorize the payment of or convert or authorize the conversion of such Security (without surrender thereof except in the case of a mutilated Security), as the case may be.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308.       Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

The Person in whose name any Security (or its Predecessor Security) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Repurchase Date, as the case may be, is an Interest Payment Date, in which case the semi-annual payment of interest becoming due on such date shall be payable to the Holders of such Securities registered as such on the applicable Regular Record Date).

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner provided in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309.       Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 310.       Cancellation.

All Securities surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

SECTION 311.       Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months provided, however, that any overdue interest and interest on overdue interest on any Securities, shall be computed on the basis of a 365-day or 366-day year, as the case may be, and the number of days actually elapsed during the relevant period.

SECTION 312.       CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.       Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)           either

(a)           all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)           all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether at Stated Maturity, any Redemption Date, any Repurchase Date, a Designated Event Redemption Date, or otherwise, and the Company deposited or caused to be deposited with the Trustee, any Paying Agent or the Conversion Agent, if applicable, cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, Redemption Date or Repurchase Date, as the case may be; or

(c)           all such Securities have been converted into shares of Common Stock;

(2)           the Company has or any Subsidiary Guarantors have, jointly or severally, paid or caused to be paid all other sums payable hereunder by the Company and under any Subsidiary Guarantees by any Subsidiary Guarantors, as the case may be; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.       Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary Guarantor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

SECTION 501.       Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

(3)           default in the performance, or breach, of Section 801 hereof or Section 1302 hereof (relating to the obligation of the Company to cause Subsidiaries to become Subsidiary Guarantors); or

(4)           default in the Company’s obligation to provide a Designated Event Notice upon the occurrence of a Designated Event as provided in Section 1110; or

(5)           default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, in the manner provided in Section 106, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6)           a default or defaults under the terms of any bond(s), debenture(s), note(s) or other evidence(s) of, or under any mortgage(s), indenture(s), agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced, any Indebtedness of the Company or any Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, of at least

$25,000,000, whether such Indebtedness now exists or is hereafter incurred, which default or defaults (i) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or (ii) shall constitute the failure to pay all or any portion of such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such Indebtedness shall not have been discharged within 10 days; or

(7)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8)           the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary or the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Restricted Subsidiary to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

SECTION 502.       Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(7) or (8) that occurs with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding

Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest shall become immediately due and payable.  If an Event of Default specified in Section 501(7) or (8) involving the Company occurs, the principal of and any accrued interest on the Securities then Outstanding shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(a)           all overdue interest on all Securities,

(b)           the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate provided in the Securities for overdue principal, premium, if any, and interest on the Securities (which shall include the 1.00% additional interest referred to therein),

(c)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided in the Securities for overdue principal, premium, if any, and interest on the Securities (which shall include the 1.00% additional interest referred to therein), and

(d)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)           all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.       Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided therefor in the Securities (which shall include the 1.00% additional interest referred to therein) and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.       Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities or the property of the Company or its creditors or of any Subsidiary Guarantor or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions, including participation as a member, voting or otherwise, of any committee of creditors, which would be authorized under the Trust Indenture Act (as if such Act applied) in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Notwithstanding the foregoing, no provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.       Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or any Subsidiary Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.       Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities and, to the extent that payment of such interest has been collected by the Trustee, interest upon overdue interest at the rate provided in the Securities for overdue principal, premium, if any, and interest on the Securities (which shall include the 1.00% additional interest referred to therein), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company, its successors or assigns, or to whoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 507.       Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.       Unconditional Right of Holders to Receive Principal, Premium and Interest and to Conversion.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturity expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the written consent of such Holder.

Anything in this Indenture or the Securities to the contrary notwithstanding, the Holder of any Security, without the consent of either the Trustee or the holder of any other Security, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

SECTION 509.       Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.       Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.       Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.       Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.       Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1)           in the payment of the principal of (or premium, if any) or interest on any Security, or

(2)           as a result of a failure by the Company to convert any Securities into Common Stock, or

(3)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the written consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including legal fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act (as if such Act applied); provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Subsidiary Guarantor, the Trustee or any Holder, or group of Holders, holding in the aggregate at least 10% in principal amount of the Outstanding Securities or in any suit instituted by any Holder for the enforcement of principal of (and premium, if any) or interest on any Security on or after the respective Stated Maturity expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be).

SECTION 515.       Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601.       Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if such Act applied).  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.       Notice of Defaults.

Subject to the provisions of Section 603(i), the Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act (as if such Act applied); provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof provided, further that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.       Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney upon reasonable notice during normal business hours;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have knowledge of any default or Event of Default unless a responsible officer (with direct responsibility for the administration of this Indenture) of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 604.       Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities and in any Subsidiary Guarantee, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the applicable Subsidiary Guarantor as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Subsidiary Guarantees.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.       May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent, any Security Registrar or any other agent of the Company, any Subsidiary Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company, any Subsidiary Guarantor and any other obligor upon the Securities and any Subsidiary Guarantees with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar or such other agent.

SECTION 606.       Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor, as the case may be.

SECTION 607.       Compensation and Reimbursement.

The Company agrees

(1)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3)           to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including reasonable attorney’s fees and expenses, of defending itself against any claim (whether asserted by the Company, any Subsidiary Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608.       Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

SECTION 609.       Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office located in the Borough of Manhattan, The City of New York.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this

Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.       Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)           The Trustee may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor.

(d)           If at any time:

(1)           the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.       Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.       Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.       Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Subsidiary Guarantee, the Trustee shall be subject to the provisions of the Trust Indenture Act (as if such Act applied) regarding the collection of claims against the Company, any Subsidiary Guarantor or any such other obligor.

SECTION 614.       Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial redemption or pursuant to Section 307, and Securities so authenticated, shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if such Securities had been authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be reasonably acceptable to the Company and shall send written notice of such appointment, in the manner provided in Section 106, to all Holders.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

Dated:

This is one of the Securities described in the within-mentioned Indenture.

SUNTRUST BANK,
As Trustee

By:		,
As Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701.       Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)           semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.       Preservation of Information; Communications to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)           The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act as if this Indenture were subject to such Act.

(c)           Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law or in accordance with the provisions of this Indenture.

SECTION 703.       [Reserved].

SECTION 704.       Reports by Company.

The Company shall file with the Trustee and transmit to Holders, such information, documents and other reports as it is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 within 15 days after the same is so required to be filed with the Commission.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 705.       Rule 144A Information Requirement.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Securities or any shares of Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

ARTICLE EIGHT

Merger, Consolidation, Etc.

SECTION 801.       Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)           in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(2)           immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 802.       Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Supplemental Indentures

SECTION 901.       Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(3)           to secure the Securities pursuant to the requirements of Section 1009 or otherwise; or

(4)           to provide for the issuance of Additional Securities in accordance with the provisions of its Indenture; or

(5)           to cure any ambiguity, to correct or supplement any provision herein or in any Subsidiary Guarantee which may be inconsistent with any other provision herein or in any Subsidiary Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture or any Subsidiary Guarantee which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

(6)           to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Global Securities and matters related thereto, provided that such action pursuant to this Clause (6) shall not adversely affect the interests of the Holders in any material respect; or

(7)           to provide for conversion rights of the Holders of Securities pursuant to the requirements of Section 1206 and the redemption obligations of the Company pursuant to the requirements of Section 1110.

Notwithstanding any other provision of the Indenture or the Securities, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

SECTION 902.       Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any Subsidiary Guarantee or of modifying in any manner the rights of the Holders under this Indenture or any Subsidiary Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)           change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or repurchase thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be), or

(2)           modify the provisions of any Subsidiary Guarantee or the provisions of this Indenture relating to any such Subsidiary Guarantee in any way that shall adversely affect the interests of each Holder, or

(3)           change the obligation of the Company to redeem any Security on a redemption date in a manner adverse to the Holders of Securities or change the obligation of the Company to redeem any Security upon the happening of a Designated Event in a manner adverse to the Holders of Securities or change the obligation of the Company to repurchase any Security on a Repurchase Date in a manner adverse to the Holders of Securities or impair the right to convert the Securities into Common Stock subject to the terms set forth herein, including Section 1206, or

(4)           reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(5)           modify any of the provisions of this Section, Section 513 or Section 1011 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.       Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.       Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.       Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001.     Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.     Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange or for conversion, redemption or repurchase and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities, any Subsidiary Guarantees and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee located at SunTrust Bank c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.     Money for Security Payments to Be Held in Trust.

If the Company or any Subsidiary Guarantor shall at any time act as the Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent (as if such Act applied) and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company or any Subsidiary Guarantor, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or any Subsidiary Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.     Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 1005.     Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1006.     Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.     Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or which if unpaid would reasonably not be expected to result in a material adverse effect on the business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 1008.     Maintenance of Insurance.

The Company shall, and shall cause any Subsidiary Guarantors to, keep at all times all of their properties which are of an insurable nature insured against loss or damage, and to maintain liability insurance, with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured, or liability insurance usually is so maintained, by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1009.     Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create, assume or suffer to exist any Lien securing Indebtedness on (a) any Principal Property now owned or hereafter acquired by the Company or any Restricted Subsidiary or (b) shares of capital stock or Indebtedness of any Material Subsidiary owned by or owing to the Company or any Restricted Subsidiary, or on any income, revenues or rights in respect of any such capital stock or Indebtedness, unless the Securities shall be equally and ratably secured.  This restriction shall not apply, however, to:

(i)            Liens existing on the date of this Indenture; provided that such Liens secure only those obligations which they secure as of the date of this Indenture;

(ii)           Liens on any property securing Indebtedness incurred or assumed after the date of the Indenture for the purposes of financing all or any part of the cost of purchasing, constructing or improving such property (including any Capitalized Lease); provided that such Lien attaches to such property concurrently with or within 180 days after the purchase, completion of construction or improvement of such property and that such Lien applies to no other property of the Company or any Subsidiary;

(iii)          any Lien on any property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred in contemplation of such event;

(iv)          any Lien on any property of any Person existing at the time such Person is merged or consolidated with or into the Company or any of its Subsidiaries and not incurred in contemplation of such event;

(v)           any Lien on any property existing prior to the acquisition thereof by the Company or any of its Subsidiaries and not incurred in contemplation of such acquisition;

(vi)          Liens securing any obligations of any Subsidiary of the Company to the Company or a Subsidiary;

(vii)         Liens incurred to extend, renew or replace Liens referred to in clauses (i) through (vi) above; provided that any such extension, renewal or replacement Lien shall be limited to the property covered by the Lien extended, renewed or replaced and that the obligation secured by such new Lien shall not be greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs);

(viii)        Liens incurred pursuant to any industrial revenue bond or similar conduit financing to secure the related Indebtedness, so long as such Lien is limited to the property of the related project;

(ix)           Liens on Accounts Receivable that are the subject of a Permitted Receivables Financing (and any related property that would ordinarily be subjected to a Lien in connection with such Permitted Receivables Financing, such as proceeds and records);

(x)            Liens for taxes, governmental assessments, charges or levies in the nature of taxes not yet due and payable, or Liens for taxes, governmental assessments, charges or levies in the nature of taxes being contested in good faith and by appropriate proceedings for which adequate reserves, to the extent required by GAAP, have been established;

(xi)           Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers’ warehousemen’s, materialmen’s, repairmen’s, and mechanic’s liens and other similar Liens arising in the ordinary course of business, including without limitation, Liens in respect of litigation claims made or filed against the Company or any of its Subsidiaries in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use of such property in the operation of the business of the Company and its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(xii)          Permitted Encumbrances;

(xiii)         utility deposits and pledges or deposits in connection with the worker’s compensation, unemployment insurance and other social security legislation, or to secure the performance of tenders, statutory obligations, surety, customs and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(xiv)        landlord’s liens under leases to which the Company or any of its Subsidiaries is a party;

(xv)         Liens arising from precautionary UCC financing statement or similar filings regarding operating leases; and

(xvi)        Liens not otherwise permitted by the foregoing clauses (i) through (xv) securing Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of (x) $235,000,000 and (y) 15% of Consolidated Net Tangible Assets as at the last day of the most recently ended fiscal quarter of the Company for which the Company has publicly issued financial statements.

SECTION 1010.     Limitations on Sale and Leaseback Transactions.

The Company shall not enter into, or allow any Restricted Subsidiary of the Company to enter into, any Sale and Leaseback Transaction except for Sale and Leaseback Transactions:

(i)            to which the sole parties are the Company and one or more Restricted Subsidiaries of the Company;

(ii)           which do not involve a lease term of more than three years; or

(iii)          in connection with which the Company or such Restricted Subsidiary, within 120 days after the effective date of such Sale and Leaseback Transaction, applies an amount equal to the greater of (a) the net proceeds of such sale or transfer and (b) the fair value, as determined by the Company’s Board of Directors at the time of such sale or transfer, of the Principal Property sold pursuant to the Sale and Leaseback Transaction,

(x)            to the repayment or retirement (other than mandatory repayment or retirement) of Funded Debt of the Company or such Restricted Subsidiary; or

(y)                                 to the purchase of other property that will constitute Principal Property.

SECTION 1011.     Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 through 1010, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 1012.     Liquidated Damages Notice.

In the event that the Company is required to pay Liquidated Damages to Holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE ELEVEN

Redemption and Repurchase of Securities

SECTION 1101.     Redemption of Securities at the Option of the Company.

Except as otherwise provided in Section 1110, the Company may not redeem any Securities prior to July 2, 2007.  At any time on or after July 2, 2007 and prior to maturity, the Securities may be redeemed as a whole at any time or in part from time to time, at the option of the Company, at the Redemption Prices (expressed as percentages of the principal amount of the Securities) set forth below, plus, in each case, accrued and unpaid interest, if any, to, but excluding the Redemption Date:

Year	Percentages
On July 2, 2007 through June 29, 2008	101.286%

On June 30, 2008 through June 29, 2009	100.857%

On June 30, 2009 through June 29, 2010	100.429%

On June 30, 2010 and thereafter	100.000%

SECTION 1102.     Applicability of Article.

Redemption of Securities at the election of the Company and redemption of Securities at the option of Holders if there shall occur a Designated Event, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.     Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least five Business Days prior to the date on which notice of such redemption is given to Holders of Securities (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.  In addition, in case of any redemption at the election of the Company, the Company shall, at least five Business Days prior to the date on which notice of such redemption is given to Holders of Securities (unless a shorter notice shall be satisfactory to the Trustee), furnish the Trustee with an Officers’ Certificate as to the aggregate principal amount of Securities to be redeemed.

SECTION 1104.     Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot, on a pro rata basis or by another  method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.   If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of such Security submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption.  The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Securities, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Securities as are unconverted and outstanding at the time of redemption, treat as outstanding any Securities surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.     Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities (including CUSIP number) to be redeemed and shall state:

(1)           the Redemption Date,

(2)           the Redemption Price,

(3)           if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4)           that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

(5)           the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(6)           the aggregate principal amount of all Securities that will have been redeemed pursuant to Section 1101 through and including the Redemption Date for which such notice is being given, and

(7)           the current Conversion Rate and the date on which the right to convert such Securities or portions thereof into Common Stock will expire.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.     Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or other Paying Agent (or, if the Company or a Subsidiary Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date (other than those theretofore surrendered for conversion into Common Stock).  If any Security called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon its written request, or, if then held by the Company or any Subsidiary Guarantor, shall be discharged from such trust.

SECTION 1107.     Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, unless converted into Common Stock pursuant to the terms hereof, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and, after the close of business on the Business Day immediately preceding the Redemption Date, such Securities shall cease to be convertible into Common Stock.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 308.

Notwithstanding the foregoing, the Trustee shall not redeem any Securities or mail any notice of redemption during the continuance of a default in payment of interest or premium, if any, on the Securities.  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate equal to 1.00% per annum plus the rate borne by the Security (without duplication of the 1.00% increase provided for under Section 503 hereof) and such Security shall remain convertible into Common Stock until the principal and premium, if any, and interest shall have been paid or duly provided for.

SECTION 1108.     Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (each with, if applicable, a Subsidiary Guarantee of each Subsidiary Guarantor executed by such Subsidiary Guarantor), of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1109.     Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to, but excluding, the Redemption Date, of such Securities.  Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to, but excluding, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Twelve) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid.  At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities.  Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

SECTION 1110.     Redemption at Option of Holders Upon a Designated Event.

(a)           If there shall occur a Designated Event at any time prior to maturity of the Securities, then each Holder shall have the right, at such Holder’s option, to require the Company to redeem all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Designated Event Redemption Date”) that is thirty (30) days after the date of the Designated Event Notice (as defined in Section 1110(b)) of such Designated Event (or, if such 30th day is not a Business Day, the next succeeding Business Day) at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date; provided that if such Designated Event Redemption Date is an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Securities on the applicable Regular Record Date instead of the Holders surrendering the Securities for redemption on such date.

Upon presentation of any Security redeemed in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Securities presented.

(b)           On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the redemption right at the option of the Holders arising as a result thereof.  If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Holders.  Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the redemption of any Security which any Holder may elect to have the Company redeem as provided in this Section 1110.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Redemption Date, the price at which the Company shall be obligated to redeem Securities, that the holder must exercise the redemption right on or prior to the close of business on the Designated Event Redemption Date (the “Designated Event Expiration Time”), that the holder shall have the right to withdraw any Securities surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Holder must follow to exercise such redemption right and to withdraw any surrendered Securities, the place or places where the holder is to surrender such holder’s Securities, the amount of interest accrued on each Security to (but excluding) the Designated Event Redemption Date and the CUSIP number or numbers of the Securities (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ redemption rights or affect the validity of the proceedings for the redemption of the Securities pursuant to this Section 1110.

(c)           For a Security to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose pursuant to Section 1002, such Security with the form entitled “Option to Elect Redemption Upon A Designated Event” on the reverse thereof duly completed, together with such Securities duly endorsed for transfer, on or before the Designated Event Expiration Time.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d)           Prior to 10:00 am (New York City Time) on the Business Day following the Designated Event Redemption Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company or any Subsidiary Guarantor is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to redeem on the Designated Event Redemption Date all the Securities to be redeemed on such date at the appropriate Redemption Price, together with accrued interest to, but excluding, the Designated Event Redemption Date.  Payment for Securities surrendered for redemption (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Designated Event Redemption Date by mailing checks for the amount payable to the holders of such Securities entitled thereto as they shall appear in the Security Register.

(e)           In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 1206 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with this Indenture) modifying the provisions of this Indenture relating to the right of holders of the Securities to cause the Company to repurchase the Securities following a Designated Event, including without limitation the applicable provisions of this Section 1110 and the definitions of Common Stock and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

(f)            The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the holders of Securities in the event of a Designated Event.

SECTION 1111.     Repurchase of Securities by the Company at Option of Holder.

Securities shall be purchased by the Company pursuant to the terms of the Securities at the option of the holder on June 30, 2010, June 30, 2013, June 30, 2018, June 30, 2023 and June 30, 2028  (each, a “Repurchase Date”), at a purchase price of 100% of the principal amount, plus any accrued and unpaid interest, in each case, to, but excluding, such Repurchase Date, subject to the provisions of Section 1112.  Repurchases of Securities under this Section 1111 shall be made, at the option of the holder thereof, upon:

(a)           delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed Repurchase Notice (a “Repurchase Notice”) in the form set forth on the reverse of the Security during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on such Repurchase Date; and

(b)           delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 1111 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 1111, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 1111 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Security.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 1111 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 1113.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

SECTION 1112.     Procedures for the Repurchase of Securities.

(a)           At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)            the information required by Section 1112(c) in the Company Repurchase Notice, and

(ii)           whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 1112(c).

(b)           The Company Repurchase Notice, as provided in Section 1112(c), shall be sent to holders not less than 20 Business Days prior to such Repurchase Date (the “Company Repurchase Notice Date”).

(c)           In connection with any repurchase of Securities, the Company shall, no less than 20 Business Days prior to each Repurchase Date, give notice to holders (with a copy to the Trustee) setting forth information specified in this Section 1112(c) (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1)           state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

(2)           include a form of Repurchase Notice;

(3)           state the name and address of the Trustee (or other Paying Agent or Conversion Agent appointed by the Company);

(4)           state that Securities must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the purchase price;

(5)           if the Securities are then convertible, state that Securities as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

(6)           state the CUSIP number of the Securities.

Company Repurchase Notices may be given by the Company or, at the Company’s written request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(d)           The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Securities.

SECTION 1113.     Effect of Repurchase Notice.

Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 1111, the holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price with respect to such Security.  Such purchase price shall be paid to such holder, subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Security (provided the holder has satisfied the conditions in Section 1111) and (y) the time of delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 1111.  Securities in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article Twelve hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Repurchase Date, specifying:

(a)           the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(b)           the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(c)           the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

SECTION 1114.     Deposit of Purchase Price.

Prior to 10:00 a.m., New York City Time, on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or other Paying Agent (or, if the Company or a Subsidiary Guarantor is acting as the Paying Agent, it shall segregate and hold in trust as provided in Section 1003) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all the Securities or portions thereof that are to be purchased as of the Repurchase Date.

SECTION 1115.     Securities Repurchased in Part.

Upon presentation of any Security repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Securities presented.

SECTION 1116.     Repayment to the Company.

The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remain unclaimed, together with interest, if any, thereon, held by them for the payment of the purchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1114 exceeds the aggregate purchase price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE TWELVE

Conversion of Securities

SECTION 1201.     Right to Convert.

(a)           Subject to and upon compliance with the provisions of this Indenture, the holder of any Security shall have the right, at such holder’s option, to convert the principal amount of the Security, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Security so to be converted in whole or in part, together with any required funds, in the manner provided in Section 1202.  The Securities shall be convertible only upon the occurrence of one of the following events:

(i)            during any calendar quarter commencing after September 30, 2003, if the Closing Sale Price of shares of Common Stock exceeds 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter (it being understood for purposes of this Section 1201(a)(i) that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days should be used);

(ii)           during any period in which (1) the long-term credit rating assigned to the Securities by Standard & Poor’s or Moody’s is lower than “BB+” or “Ba2,” respectively, (2) either Standard & Poor’s or Moody’s no longer rates the Securities or has suspended or withdrawn the rating assigned to the Securities, or (3) the Securities are not assigned a rating by both Standard & Poor’s and Moody’s; provided, however, the Securities may not be convertible pursuant to this Section 1201(a)(ii) until after the earlier of (a) the date the Securities are rated by both Standard & Poor’s and Moody’s and (b) five Business Days from the Issue Date;

(iii)          during the five Business Day period immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Securities for each day of such five day measurement period was less than 98% of the product of the Closing Sale Price of shares of Common Stock on the applicable date and the Conversion Rate; provided, however, the Securities shall not be convertible pursuant to this Section 1201(a)(iii) after June 30, 2028 if on any Trading Day during such five day measurement period the Closing Sale Price of shares of Common Stock was between 100% and 120% of the then current Conversion Price;

(iv)          if such Security has been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the Redemption Date or, if earlier, the discharge of the Indenture under Section 401; or

(v)           as provided in Section 1201(b).

The Trustee (or other Conversion Agent appointed by the Company) shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be convertible, the Trustee (or other Conversion Agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the Conversion Agent) written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 1201, the Company or, at the Company’s written request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 106, and the Company shall also publicly announce such information and publish it on the Company’s web site.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under this Section 1201 unless the Company has requested in writing such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Sale Price of shares of Common Stock and the Conversion Rate.  If such evidence is provided, the Company shall instruct the Trustee (or other Conversion Agent) in writing to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Closing Sale Price of shares of Common Stock and the Conversion Rate.

(b)           In addition, if:

(i)            (A)          the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Price of shares of Common Stock for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (B) the Company distributes to all holders of its Common Stock, assets, debt securities or rights to purchase its securities, where the fair market value of such distribution per share of Common Stock exceeds 5% of the Closing Sale Price of shares of Common Stock on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, then, in either case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Price or the ability of a holder of a Security to convert will be made if the holder will otherwise participate in such distribution without conversion; or

(ii)           the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets, then the Securities may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction and ending on and including the date fifteen (15) days after the consummation of the transaction.  The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company and posted on its web site not later than two Business Day prior to such 15th day.  If the Company is a party to a consolidation, merger, binding share exchange or conveyance, transfer, sale, lease or other disposal of all or substantially all of its assets, in each case pursuant to which the Common Stock is converted into cash, securities, or other property, then at the effective time of the transaction, a holder’s right to convert a Security into the Common Stock will be changed into a right to convert it into the kind and amount of cash, securities and other property which such holder would have received if such holder had converted such Securities immediately prior to the transaction.

“Ex-Dividend Time” means, with respect to any distribution on shares of Common Stock, the first date on which the Common Stock trades, regular way, on the principal securities market on which the Common Stock is then traded without the right to receive such distribution.

(c)           A Security in respect of which a holder is electing to exercise its option to require redemption upon a Designated Event pursuant to Section 1110(a) or repurchase pursuant to Section 1111 may be converted only if such holder withdraws its election in accordance with Section 1110(b) or Section 1113, respectively.  A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder has converted his Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article Twelve.

SECTION 1202.     Conversion Procedures.

To convert a Security, a holder must (a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice (a “Conversion Notice”) in the form set forth on the reverse of the Security and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date. In the case of a Global Security, the Conversion Notice shall be completed by a DTC participant on behalf of the beneficial holder. The date, within the time periods set forth in Section 1201, on which the holder satisfies all of those requirements is the “Conversion Date.”  The Company shall deliver to the holder through the Conversion Agent, no later than the third Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of any fractional shares pursuant to Section 1203.

Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record at the close of business on the applicable Conversion Date; provided, however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a stockholder of record as of the next date on which the stock transfer books of the Company are open.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a Security, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

If a holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Security equal in principal amount to the principal amount of the unconverted portion of the Security surrendered.

Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Designated Event Redemption Date during such period or (3) only to the extent of overdue interest, any overdue interest exists on the Conversion Date with respect to the Securities converted.

SECTION 1203.     Cash Payment in lieu of Fractional Shares.

No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities.   If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.   If any fractional share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Securities.  For purposes of this Section 1203, the “current market price” of a share of Common Stock shall be the Closing Sale Price of shares of Common Stock on the last Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

SECTION 1204.     Conversion Rate.

Each $1,000 principal amount of the Securities shall be convertible into the number of shares of Common Stock specified in the form of Security (herein called the “Conversion Rate”), subject to adjustment as provided in this Article Twelve.

SECTION 1205.     Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i)            the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.  If any dividend or distribution of the type described in this Section 1205 is declared but not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock so offered for subscription or purchase, and

(ii)           the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Average Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Average Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)           In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including cash and securities, but excluding any rights or warrants referred to in Section 1205(b), and excluding any dividend or distribution referred to in Section 1205(a)) (any of the foregoing hereinafter in this Section 1205(d) called the “Distribution”), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the holders upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distribution which such holder would have received if such holder had converted its Securities into Common Stock immediately prior to the Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date with respect to such distribution by a fraction,

(i)            the numerator of which shall be the Average Market Price on such Record Date; and

(ii)           the denominator of which shall be the Average Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Average Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Security on the Record Date.  A holder who converts a Security pursuant to Section 1201(b) shall not be entitled to any adjustment to the Conversion Rate with respect to such Security so converted.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 1205 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Average Market Price on the applicable Record Date.  Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

(i)            the numerator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Closing Sale Price over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

(ii)           the denominator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each holder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each note on the Record Date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 1205 (and no adjustment to the Conversion Rate under this Section 1205 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 1205.  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 1205 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 1205 in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution, to holders of Securities upon conversion by such holders of Securities to Common Stock.

For purposes of this Section 1205(d)  and 1205(a) and (b), any dividend or distribution to which this Section 1205(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 1205(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 1205(a) and (b) with respect to such dividend or distribution shall then be made), except

(A)          the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 1205(a) and (b) and

(B)           any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 1205(a).

(e)           In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)            the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the

“Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)            For purposes of this Section 1205, the following terms shall have the meaning indicated:

(1)           “Average Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question.  For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price of shares of Common Stock was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 1205 applies occurs during the period applicable for calculating “Average Market Price” pursuant to the definition in the preceding paragraph, “Average Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of shares of Common Stock during such period.

(2)           “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(3)           “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)           The Company may make such increases in the Conversion Rate, in addition to those required by Section 1205(a), (b), (c), (d) or (e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to any holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)           No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Article Twelve are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article Twelve shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.  To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.  Interest will not accrue on any cash into which the Securities are convertible.

(i)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Security at his last address appearing on the Security Register provided for in Section 306 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)            In any case in which this Section 1205 provides that an adjustment shall become effective immediately after (1) the Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 1205(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 1205(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 1205(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 203.  For purposes of this Section 1205(j), the term “Adjustment Event” shall mean:

(i)            in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)           in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(ii)           in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)          in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k)           For purposes of this Section 1205, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 1206.     Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 1205(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purposes of this Section 1206 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Twelve.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at its address appearing on the Security Register provided for in Section 306 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 1206 applies to any event or occurrence, Section 1205 shall not apply.

SECTION 1207.     Taxes on Shares Issued.

The issue of stock certificates on conversions of Securities shall be made without charge to the converting holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 1208.                                 Reservation of Shares, Shares to be Fully Paid;  Compliance with Governmental Requirements;  Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 1209.     Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Twelve.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 1206 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 1206 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 1210.     Notice to Holders Prior to Certain Actions.

In case:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 1205; or

(b)           the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)           of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Securities at his address appearing on the Security Register provided for in Section 106 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 1211.     Rights Issued in Respect of Common Stock Issued Upon Conversion.

Each share of Common Stock issued upon conversion of Securities pursuant to this Article Twelve shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement, if any, requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, if any, then, notwithstanding anything else to the contrary in this Article Twelve there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, if any, but an adjustment to the Conversion Rate shall be made pursuant to Section 1205(d) (to the extent required thereby) upon the separation of the Rights, if any, from the Common Stock.

ARTICLE THIRTEEN

Subsidiary Guarantee

SECTION 1301.     [Reserved].

SECTION 1302.     Subsidiary Guarantors.

If any Subsidiary of the Company shall become a subsidiary guarantor under, and as such term is defined in, the Credit Agreements, the Company shall cause such Subsidiary concurrently to become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a Subsidiary Guarantee substantially in the form established pursuant to Annex A hereof and (b) an Opinion of Counsel to the effect that such Subsidiary Guarantee has been duly authorized and executed by such Person and constitutes the valid, binding and enforceable obligation of such Person (subject to customary exceptions concerning creditors’ rights and equitable principles).  Notwithstanding the preceding sentence, in no event shall a Foreign Subsidiary become a Subsidiary Guarantor.

A Subsidiary Guarantee shall be executed by manual signature on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer or Vice Presidents, attested by its Secretary or Assistant Secretary.

A Subsidiary Guarantee bearing the manual signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of the Subsidiary Guarantee or did not hold such offices at the date of such Subsidiary Guarantee.

SECTION 1303.     Subsidiary Guarantors May Consolidate,  Etc., on Certain Terms.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or any other

Subsidiary Guarantor or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any other Subsidiary Guarantor.

SECTION 1304.     Release of Subsidiary Guarantors.

If a Subsidiary Guarantor is no longer a subsidiary guarantor under, and as such term is defined in, the Credit Agreements, and if the Company shall deliver to the Trustee an Officers’ Certificate certifying to that effect as of the date of such Officers’ Certificate, then automatically, without the requirement of any further action by the Company, such Subsidiary or the Trustee, such Subsidiary shall cease to be a Subsidiary Guarantor hereunder and shall have no further obligation or liability under its Subsidiary Guarantee.  The Trustee shall, at the Company’s expense, execute and deliver such instruments as the Company may reasonably request to evidence such termination.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SEALED AIR CORPORATION

By:	/s/ David H. Kelsey
Name: David H. Kelsey
Title: Vice President and Chief Financial Officer

SUNTRUST BANK, as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Assistant Vice President

ANNEX A — Form of Subsidiary
Guarantee

Form of Subsidiary Guarantee

SUBSIDIARY GUARANTEE

For value received, the Subsidiary Guarantor named below, as of the date hereof, hereby unconditionally guarantees to the Holders of the 3% Convertible Senior Notes due 2033 (the “Securities”), issued pursuant to an Indenture dated as of July 1, 2003 between Sealed Air Corporation (the “Company”) and SunTrust Bank, as Trustee (the “Indenture”), for the benefit of whom this Subsidiary Guarantee is executed and delivered, and to the Trustee on behalf of such Holders, the due and punctual payment of the principal of (and premium, if any) and interest on such Securities when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, on redemption or repurchase, or otherwise, according to the terms thereof and of the Indenture referred to therein.  In case of the failure of the Company punctually to make any such payment, the Subsidiary Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, on redemption or repurchase, or otherwise, and as if such payment were made by the Company.

The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, any creation, exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guarantee of, or any consent to departure from any requirement of any other guarantee of, all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged, while it remains a Subsidiary Guarantor, except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee.  The Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at their Stated Maturity, by acceleration, on redemption or repurchase, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Subsidiary Guarantor to enforce this Subsidiary Guarantee without first proceeding against the Company.  The Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of the Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Securities.

The Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amounts paid by the Subsidiary Guarantor on account of the Securities pursuant to the provisions of this Subsidiary Guarantee; provided, however, that the Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all of the Securities issued under the Indenture shall have been paid in full.

This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets.

The obligations of the Subsidiary Guarantor hereunder are limited to the maximum amount that would cause the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee not to constitute a fraudulent conveyance or fraudulent transfer under Federal or State law, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreements) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations set forth in the following paragraph.  To the fullest extent permitted by law, this Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

To the extent that any Subsidiary Guarantor shall be required to pay any amounts on account of the Securities pursuant to its Subsidiary Guarantee in excess of the greater of (i) the amount of the economic benefit actually received by such Subsidiary Guarantor from the issuance of the Securities and (ii) an amount calculated as the product of (A) the aggregate amount payable by the Subsidiary Guarantors on account of the Securities pursuant to the Subsidiary Guarantees times (B) the proportion (expressed as a fraction) that such Subsidiary Guarantor’s net worth at the date enforcement of the Subsidiary Guarantees is sought bears to the aggregate net worth of all Subsidiary Guarantors at such date, then such Subsidiary Guarantor shall be reimbursed by the other Subsidiary Guarantors for the amount of such excess, pro rata, based upon the respective net worth of such other Subsidiary Guarantors at the date enforcement of the Subsidiary Guarantees is sought.  This paragraph is intended only to define the relative rights of Subsidiary Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of Subsidiary Guarantors under their respective Subsidiary Guarantees.

The Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

Notwithstanding any other provision of this Subsidiary Guarantee or the Indenture, the Subsidiary Guarantor shall be released from this Subsidiary Guarantee if and when it ceases to be a subsidiary guarantor under, and as such term is defined in, the Credit Agreements, as provided in the Indenture.

No stockholder, officer, director, employer or incorporator, past, present or future, of the Subsidiary Guarantor, as such, shall have any personal liability under any Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

All terms used in this Subsidiary Guarantee shall have the meanings assigned to them in the Indenture.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until delivered to the Trustee.

THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee to be duly executed.

[ ]
As Subsidiary Guarantor

By
[Officer]

Attest: